SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the Appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           ZURN INDUSTRIES, INC.
             (Name Of Registrant As Specified In Its Charter)

                           ZURN INDUSTRIES, INC.
                  (Name Of Person Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2):

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:
                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                                                 June 27, 1994

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders. We look forward, with other members of the Board of Directors, to the opportunity of greeting those stockholders who are able to attend.

Whether or not you plan to attend, proxy voting is one of your important rights as a Zurn stockholder and a vital link between you and your Company.

If your stock is registered in the name of a bank, broker or other nominee, you still have the right to vote by sending your voting instruction form to the record holder.

Please complete, sign, and return the enclosed proxy or voting instructions promptly to ensure that your shares will be represented at the meeting.


                                    /s/ G.H. Schofield

                                    GEORGE H. SCHOFIELD
                                    Chairman and Chief Executive Officer


Please mail your proxy to:

Society National Bank
Corporate Trust Division
P.O. Box 97112
Cleveland, OH, U.S.A. 44197-1123
                           NOTICE OF ANNUAL MEETING


TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Zurn Industries, Inc. will be held at The Plaza, 768 Fifth Avenue, New York, New York, on Friday, August 5, 1994, at 10:00 a.m. EDT, for the following purposes:

1.    To elect two (2) directors for terms of three (3) years each.

2. To ratify the appointment of Ernst & Young as independent auditors for the current fiscal year.

3. To consider and act upon such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on June 17, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting.

                                          ZURN INDUSTRIES, INC.

                                          DENNIS HAINES
                                          General Counsel and Secretary

Erie, Pennsylvania
June 27, 1994



                    EVERY STOCKHOLDER'S VOTE IS IMPORTANT.
                 PLEASE COMPLETE, SIGN, AND RETURN YOUR PROXY.
                             ZURN INDUSTRIES, INC.
                                ONE ZURN PLACE
                         ERIE, PENNSYLVANIA 16514-2000



                                PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zurn Industries, Inc. (hereinafter the "Company") of proxies for the Annual Meeting of Stockholders to be held Friday, August 5, 1994. You are requested to sign and return the enclosed proxy card to ensure that your shares are voted. A stockholder giving this proxy has the power to revoke it at any time before it is exercised by giving notice to the Secretary of the Company. The cost of proxy solicitation will be borne by the Company. Following the mailing on June 27, 1994, of the Notice of Annual Meeting, this Proxy Statement and proxy form, employees of the Company may solicit proxies by personal interview, mail, telephone, or telegraph, and the Company has retained D.F. King & Co., Inc. to aid in the solicitation of certain proxies at an anticipated fee of $10,000 plus out-of-pocket expenses. A copy of the Annual Report for the fiscal year ended March 31, 1994, accompanies this Proxy Statement or has been mailed to stockholders entitled to vote at this Annual Meeting.

VOTING SECURITIES
On the record date, June 17, 1994, there were outstanding 12,407,646 shares of Common Stock and 2,900 shares of Preferred Stock entitled to notice of and to vote at the meeting. Each share of Common Stock and each share of Preferred Stock is entitled to one vote and holders of Common and Preferred Stock will vote together as a single class.

ELECTION OF DIRECTORS
Two (2) directors are to be elected for a term of three (3) years each. It is intended that the shares represented by the proxies will be voted in favor of nominees proposed by the Board of Directors who are listed on the following page with brief statements setting forth their present principal occupations and other information. In the event that any nominee for director shall not be a candidate for election, votes will be cast for such substitute nominee as may be nominated by the Board of Directors. A majority of the votes cast is required to elect a director. Abstentions and broker nonvotes will not be counted as votes cast.











                                                                        Page 1
NOMINEES FOR ELECTION AS DIRECTORS

WILLIAM A. FREEMAN
 President, Zurn Industries, Inc. Senior Vice President-Finance and Administration, 1986-1991. Associated with the Company since 1973. Director of Integra Financial Corporation.
 Age 51     Board Committee - 3             Director since April 1991

GEORGE H. SCHOFIELD
 Chairman and Chief Executive Officer, Zurn Industries, Inc. Associated with the Company since 1984. Director of Autoclave Engineers, Inc., Goodyear Tire and Rubber Company and National Fuel Gas Company.
 Age 64     Board Committees - 2,5          Director since November 1984

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE UNTIL 1995

EDWARD J. CAMPBELL
 Former President, J I Case Co. (farm and construction machinery and equipment) and Newport News Shipbuilding (shipbuilding and repairing). Director of Global Marine, Inc.
 Age 66     Board Committees - 1,2,3,5      Director since August 1986

ALTON S. CARTWRIGHT
 Former Chairman and Chief Executive Officer, Canadian General Electric Company. Director of Co-Steel, Inc.
 Age 71     Board Committees - 4,5,6        Director since June 1984

CHARLES L. HEDRICK
 Vice Chairman, Zurn Industries, Inc. Senior Executive Vice President, 1983-1992. Associated with the Company since 1966.
 Age 59     Board Committee - 6             Director since April 1992

DAVID W. WALLACE
 Director, Chairman and Chief Executive Officer, Lone Star Industries, Inc. (cement and concrete products) and Director and Chairman, The Putnam Trust Company of Greenwich (commercial bank and trust company). Former Chairman, National Securities and Research Corporation (mutual fund investment manager) and former Chairman and Chief Executive Officer, Todd Shipyards Corporation (shipbuilding and repairing) and Bangor Punta Corp. Director of Holmes Protection Group.
 Age 70     Board Committees - 4,5          Director since August 1986







Board Committees
1 - Audit                 4 - Management Development and Compensation
2 - Executive             5 - Nominating
3 - Finance               6 - Public Policy

Page 2
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE UNTIL 1996

ZOE BAIRD
 Senior Vice President and General Counsel, Aetna Life and Casualty Company (multi-line insurance company). Former Counsellor and Staff Executive, General Electric Company (aerospace, broadcasting, and electrical equipment manufacturer). Director of Southern New England Telecommunications Corporation and The Southern New England Telephone Company.
 Age 42     Board Committees - 3,5,6        Director since August 1993

WILLIAM E. BUTLER
 Chairman and Chief Executive Officer, Eaton Corporation (manufacturer of vehicle powertrain components and controls). Director of Bearings Inc., Ferro Corporation and Pitney-Bowes, Inc.
 Age 63     Board Committees - 1,4,5        Director since November 1992

DIRECTOR WHO IS RETIRING

KENNETH S. AXELSON
 Former Executive Vice President and Director, J.C. Penney Company, Inc. Director of Protection Mutual Insurance Company, UNUM Corporation and several Merrill Lynch funds. Trustee of The Chicago Dock and Canal Trust.
 Age 71     Board Committees - 1,2,3,5      Director since February 1983

Mr. Axelson will not stand for re-election in accordance with the Board's retirement policy. He has given generously of his time and has contributed significantly to the Company's progress.

DIRECTOR EMERITUS

JAMES A. ZURN
Senior Vice President, Zurn Industries, Inc. Associated with the Company since 1969.


Mr. Axelson's retirement reduces the number of nonmanagement directors to five. To allow for the maintenance of an appropriate ratio of nonmanagement-to-management directors without increasing the size of the Board, Mr. James A. Zurn agreed to resign as a director as of June 17, 1994. The Board reduced the number of directors to nine upon Mr. Zurn's resignation and has provided for the further reduction of the number of directors to eight effective upon the retirement of Mr. Axelson.

Mr. Zurn will continue to serve the Company as Senior Vice President. In addition, he will serve in an advisory role at meetings of the Board of Directors and its Committees, and undertake such other assignments as may be made by the Board. The Board wishes to convey its gratitude to Mr. Zurn for serving as a director with dedication and distinction for twenty-four years and looks forward to his continuing service to the Company in the years to come.



                                                                        Page 3
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has an Audit Committee, an Executive Committee, a
Finance Committee, a Management Development and Compensation Committee, a
Nominating Committee and a Public Policy Committee.  The membership of each of these Committees is designated in the information on Nominees and Directors.

The Audit Committee (E.J. Campbell, Chairman) considers accounting and auditing matters concerning the Company and makes recommendations to the Board of Directors as the Committee deems appropriate. Its responsibilities also include recommending to the Board the engagement of independent public accountants to audit the financial statements of the Company, reviewing the proposed scope and results of the annual audit, and reviewing the scope, adequacy and results of the Company's internal audit and control procedures.

The Executive Committee (K.S. Axelson, Chairman) possesses and may exercise all of the powers of the Board of Directors in the management of the Company's business between meetings of the Board. In addition, specific powers and duties may be conferred on the Committee by the Board from time to time.

The Finance Committee (K.S. Axelson, Chairman) establishes investment policies for the Company's cash and pension funds and reviews and recommends to the Board actions with respect to borrowing and credit agreements and the payment of dividends.

The Management Development and Compensation Committee (D.W. Wallace, Chairman) reviews the plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans.

The Nominating Committee (D.W. Wallace, Chairman) selects and recommends to the Board nominees for election as directors and will consider nominees recommended by the stockholders. Recommendations by stockholders must be forwarded to the Secretary of the Company at least 90 days prior to the Annual Meeting and should identify the nominee by name and provide pertinent information concerning the nominee's background and experience.

The Public Policy Committee (A.S. Cartwright, Chairman) reviews the Company's policies and procedures to assure sensitivity and responsiveness to corporate citizenship issues. These include stockholder issues and social and public concerns such as the environment, product and public safety, employee health and safety, affirmative action and charitable contributions.

During the prior fiscal year, the Audit Committee, the Management Development and Compensation Committee and the Public Policy Committee each met three times, the Finance Committee met two times, and the Nominating Committee met once. Six meetings of the Board of Directors were conducted. Each Director attended more than 75% of the meetings of the Board and the committees on which he or she served, except for Mr. Axelson, who was unable to attend the January 1994 Audit Committee meeting (along with the Board meeting) because of illness.



Page 4
SECURITY OWNERSHIP OF COMMON STOCK
Beneficial ownership of the Common Stock of the Company as of June 1, 1994, by each party known to the directors to own more than 5%, by each director and named executive officer, and by directors and executive officers as a group, was:
                                        Number of Shares
                               Sole Investment    Shared Investment Percent of
Name                         and Voting Power (1) and Voting Power  Class (2)

Owners of More Than 5%:
  Mitchell Hutchins
  Institutional
  Investors, Inc. (3)                                 1,012,700        7.8%

  Systematic Financial
  Management Incorporated (4)                           895,555        6.9

Directors and Named
Executive Officers:
  Kenneth S. Axelson               7,000
  Zoe Baird                        1,100
  William E. Butler                1,300
  Edward J. Campbell               6,180
  Alton S. Cartwright              6,000
  Donald F. Fessler               33,115
  William A. Freeman              75,195
  Charles L. Hedrick              61,677
  John E. Rutzler III             10,750
  George H. Schofield            136,788                               1.1
  David W. Wallace                 7,000                  2,000
  James A. Zurn                   76,904 (5)             12,760

Directors and Executive
Officers as a group              433,759                 14,806        3.5

(1) Includes shares that may be acquired within 60 days after June 1, 1994, upon the exercise of options: D.F. Fessler - 30,000; W.A. Freeman - 45,250; C.L. Hedrick - 42,250; J.E. Rutzler III - 10,750; G.H. Schofield
     - 81,250; J.A. Zurn - 1,500; Z. Baird - 1,000; W.E. Butler - 1,000; each other nonemployee director - 5,000; all directors and executive officers as a group - 243,750.

(2) If more than 1% of outstanding Common Stock and shares deemed to be outstanding in accordance with rules of the Securities and Exchange Commission.

(3)  1285 Avenue of the Americas, New York, NY 10019.

(4)  2 Executive Drive, Fort Lee, NJ 07024.

(5) Includes 50,448 shares held by the Estate of E.F. Zurn in which J.A. Zurn, as Executor, has no current beneficial interest.

                                                                        Page 5
COMPLIANCE WITH EXCHANGE ACT SECTION 16(a)
Management believes that the Company is in compliance with Exchange Act
Section 16(a) except that until May 1994 filings with the Securities and
Exchange Commission inadvertently omitted the purchase in September 1986 of
2,000 shares of the Company's Common Stock by the wife of Mr. Wallace.

SUMMARY COMPENSATION TABLE
The following sets forth the compensation of the Company's five most highly compensated executive officers, including the Chief Executive Officer (the "named executive officers"), for the past three fiscal years ended March 31. The Company's stock option plan is its only long-term compensation plan.

                                                                 Long-Term
                                                                Compensation
                                                                  Number of
                                             Annual               Securities
                                          Compensation            Underlying
Name and Position          Year       Salary        Bonus       Stock Options

George H. Schofield        1994      $390,000
Chairman and               1993       388,000      $260,000         25,000
Chief Executive Officer    1992       363,833       190,000         25,000

Charles L. Hedrick         1994       262,750                       18,000
Vice Chairman              1993       241,000       175,000         16,000
                           1992       216,000       103,000         11,000

William A. Freeman         1994       240,000                       18,000
President                  1993       218,333       175,000         16,000
                           1992       197,583       120,000         15,000

Donald F. Fessler          1994       200,000        80,000         15,000
Executive Vice President   1993       185,750       160,000         14,000
                           1992       177,667       120,000         11,000

John E. Rutzler III        1994       118,467        15,000          3,000
Vice President-Controller  1993       115,000        30,000          3,000
                           1992       100,000        23,500          3,000

The four most highly compensated named executive officers and one other executive officer have entered into agreements with the Company which become effective only in the event of a change in control of the Company as defined in the agreements. The agreements provide, in general, that if employment is terminated following a change in control, the Company shall pay a severance payment equal to three times current annual salary and average incentive compensation paid in the last three years of employment.







Page 6

STOCK OPTION GRANTS
The Company's stock option plan provides for the granting of options to officers and key employees to purchase Common Stock at its market value on the grant date.  The following sets forth the grants of stock options to the named executive officers in the year ended March 31, 1994.  The options have a ten year term and become exercisable on the fourth anniversary of the grant date.  The potential realizable values are based on appreciation rates prescribed by the Securities and Exchange Commission and are not intended to forecast the possible future appreciation of the Company's stock to the approximately $61 per share at 5%
and $97 per share at 10% implicit in the amounts shown in the table at the end of the ten year option period.

                                                                                Potential Realizable
                                         Individual Grants                               Value at Assumed
                     Number of                                                            Annual Rates of
                     Securities         Percent of      Exercise                            Stock Price
                     Underlying       Total Options      Price                            Appreciation for
                      Options           Granted to        Per        Expiration             Option Term
Name                  Granted           Employees        Share          Date              5%          10%
C.L. Hedrick           18,000             14.3%         $37.25       4/18/2003         $421,674   $1,068,604
W.A. Freeman           18,000             14.3           37.25       4/18/2003          421,674    1,068,604
D.F. Fessler           15,000             12.0           37.25       4/18/2003          351,395      890,504
J.E. Rutzler III        3,000              2.4           37.25       4/18/2003           70,279      178,101

STOCK OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES
The following sets forth for the named executive officers the shares acquired and the value realized on the exercise of stock options during fiscal 1994 and the number and value of stock options outstanding at March
31, 1994, based on the $23.50 per share market price of the Company's stock on that date.
                      Shares                         Number of Securities            Value of Unexercised
                     Acquired                       Underlying Unexercised           In-The-Money Options
                        on          Value         Options at March 31, 1994           at March 31, 1994
Name                 Exercise      Realized      Exercisable   Unexercisable      Exercisable  Unexercisable
G.H. Schofield        10,000       $ 66,250         62,500        37,500              None         None
C.L. Hedrick          13,000         80,875         32,750        38,250              None         None
W.A. Freeman          15,000        125,625         34,750        40,250              None         None
D.F. Fessler                                        21,000        33,750              None         None
J.E. Rutzler III                                     8,500         7,500              None         None

                                                                                                      Page 7

PENSION PLANS
The Company's Retirement Plan for the group in which the Company's executive officers participate provides monthly pensions for each year of credited service at normal retirement age of 65 (62 for employees joining the plan prior to January 1987) at the rate of .95% (1.25% before 1987 and .65% before
1967) of a participant's average monthly base salary during the five highest calendar years of earnings within the last ten calendar years of credited service. From 1987 through 1990, the rate of 1.4% of a participant's average monthly base salary that was over a covered compensation limit applied to those employees who elected to make contributions to the plan.

The four most highly compensated named executive officers and one other executive officer are participants in the Supplemental Executive Retirement Plan, a noncontributory plan providing at normal retirement age of 62 for monthly pensions equal to 1.8% after 1990 and 2% before 1991 of the participant's average covered compensation during the five highest calendar years of earnings within the last ten calendar years of employment for each year of employment by the Company up to a maximum of 25 years. Pension benefits under the plan are either straight-life or 50% joint and survivor (if married) annuities and are subject to reduction for (1) benefits that would be payable under the Company's Retirement Plan assuming participation in that plan from the first date of eligibility and (2) the employer-provided portion of any benefit to which a participant is entitled under any qualified pension plan maintained by any previous employer of the participant. There is no reduction for Social Security benefits.

The following sets forth the estimated total annual amount of retirement benefits under both plans at the normal retirement age assuming the 2% benefit rate applies to all years of service and without regard to any offsets.

                                          Years of Service
               Remuneration          10          20          25
                 $200,000         $ 40,000    $ 80,000    $100,000
                  400,000           80,000     160,000     200,000
                  600,000          120,000     240,000     300,000
                  800,000          160,000     320,000     400,000

The compensation covered by the Supplemental Executive Retirement Plan is the average monthly salary and bonuses included in the Summary Compensation Table. The years of credited service of the participating named executive officers are: G.H. Schofield - 9.25; C.L. Hedrick - 25; W.A. Freeman - 24.33; D.F. Fessler - 25.

DIRECTORS' COMPENSATION
Nonemployee members of the Board of Directors receive an annual fee of $21,000 and a fee of $700 for each meeting. Under the Company's Deferred Compensation Plan for Nonemployee Directors, directors may elect to defer all or any part of their remuneration for such period as they elect. Amounts deferred earn interest at the prime rate.

The Company's Retirement Plans for Nonemployee Directors are noncontributory plans. For directors first elected prior to 1986, the plan provides for an

Page 8
annual pension equal to the annual director's retainer fee in effect at December 31, 1985. For directors first elected after 1985 who have met the service requirements, the plan provides at retirement after the age of 65 for an annual pension equal to 50% of the annual director's retainer fee at the date of retirement, payable for the lesser of life or the number of years of service as a director. Pension benefits are not subject to reduction for Social Security benefits or other offset amounts.

Nonemployee members of the Board of Directors are participants in a plan that provides for the annual distribution of a nonqualified option for 1,000 shares of the Company's Common Stock at its market value on the distribution date.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee (the "Committee") is comprised entirely of nonemployee independent members of the Board of Directors. The Committee reviews the plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans. This report describes the Company's compensation philosophy and programs and, for fiscal 1994, the bases on which the named executive officers' compensation were determined by the Committee.

The Company's success is largely dependent on the employees and their performance. High performance levels are encouraged by providing challenging careers, stimulating work environments, career development and competitive compensation. The compensation programs are designed to attract and retain qualified individuals and are intended to link total compensation to financial results and enhanced stockholder value. The Committee takes into consideration the Company's performance over a number of years, as well as expectations for the future, when determining the total amount and form of compensation for any one year rather than using formula-based criteria to measure executive officers' performance in a single year.

Executive compensation has three components: (1) base salary; (2) annual incentive compensation generally based on the Company's earnings; and (3) stock options which create ownership opportunity and compensation aligned with stockholders' interests. The Committee periodically reviews these programs to ensure that they are competitive and meet the Committee's philosophy which emphasizes performance-related compensation over base salary. However, because of the loss incurred in fiscal 1994, performance-based compensation was limited while more than 40% of the named executive officers' total compensation in fiscal 1993 was performance-based. Future appreciation in the value of stock options will increase the performance-based percentage to the extent the market price of the Company's Common Stock rises.

Base salary is governed by a salary administration plan having position levels with pay ranges based on job evaluations by an employee benefits consulting firm and numerous compensation surveys by nationally recognized firms.  Within the salary structure, executive officers are paid based on individual capabilities and contributions.  These assessments, within the framework of total compensation, are made by the Committee with respect to the Chief
Executive Officer, and his recommendations for the other executive officers are evaluated and approved by the Committee.
                                                                        Page 9
The Committee administers the Company's Incentive Compensation Plan which provides that an amount equal to 4% of earnings before income taxes in excess of a 10% return on the Company's net worth plus 4% of earnings before income taxes in excess of a 20% return on the Company's net worth is available to the
Committee to make incentive compensation payments.  The distributable amount may be modified by the Committee in circumstances it views as appropriate
(e.g., when the Company incurs an unusual gain or loss).  Using both financial and nonfinancial criteria to measure performance, the Committee determines the amount to be awarded to the Chief Executive Officer and, based on his recommendations and their evaluation, to each other executive officer.
Because of the pretax loss incurred in fiscal 1994, the Plan's formula precluded incentive compensation awards.  However, the Committee recognized that a significant part of the loss was attributable to unusual items.
Therefore, on the recommendation of the Chief Executive Officer, limited incentive compensation awards were made based on individual unit financial performance and achievement of nonbudgetary objectives.

The Company's stock option plan adopted by the stockholders in 1991 allows the Committee to provide to the executive officers and other key employees incentive rewards for their efforts if the value of the Company's Common Stock appreciates. Option awards generally are made annually based on total compensation considerations, including previous awards, and the Committee's assessment of the individual's ability to enhance stockholder value. The options awarded in fiscal 1994 may not be exercised until 1997 and, as the Chief Executive Officer may attain retirement age before then, no stock options were granted to him.

The Company's compensation plans allow executive officers and certain others to defer until retirement 10% or more of salary and 25% to 100% of incentive compensation awards. Amounts deferred earn interest at the prime rate, or 25% or more of deferred incentive compensation may be accounted for as if it were invested in shares of the Company's Common Stock.

                         MANAGEMENT DEVELOPMENT AND
                         COMPENSATION COMMITTEE

                         David W. Wallace, Chairman
                         William E. Butler
                         Alton S. Cartwright

PERFORMANCE GRAPH
The graph on the next page compares the change in the value of the Company's Common Stock to the S&P 500 Composite Stock Price Index and the Dow Jones Heavy Construction Industry Group Index, a published industry index. Each of the cumulative total returns presented assume a $100 investment on March 31, 1989, and reinvestment of dividends.







Page 10








                               PERFORMANCE GRAPH







APPOINTMENT OF AUDITORS
The Board of Directors, acting upon the recommendation of its Audit Committee, has appointed, subject to ratification by the stockholders at the Annual Meeting, the firm of Ernst & Young as independent auditors of the Company for the fiscal year ending March 31, 1995. This firm has acted in this capacity since 1968. Representatives of Ernst & Young will be present at the meeting with the opportunity to make statements and be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 1995
Proposals intended to be presented by stockholders at the 1995 Annual Meeting must be received for inclusion in the proxy statement for that meeting by February 27, 1995.

OTHER MATTERS
The Board of Directors does not intend to present at the meeting any matters other than those hereinbefore mentioned, and does not know of any other matters to be presented. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment on such matters.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         DENNIS HAINES
                         General Counsel and Secretary


Erie, Pennsylvania
June 27, 1994








                                                                       Page 11
                             ZURN INDUSTRIES, INC.
                   Proxy Solicited by the Board of Directors

P The undersigned appoints George H. Schofield and Dennis Haines, or either of them, as proxies to vote in their discretion, all shares of the
R undersigned as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders to be held at The Plaza, 768 Fifth
O Avenue, New York, New York on August 5, 1994, at 10:00 a.m. and at any adjournment thereof, on all matters coming before said meeting. Shares
X  represented by this Proxy will be voted as designated.

Y  Directors Recommend a Vote For:

   Nominees are:  W.A. Freeman and G.H. Schofield      (change of address)

                                                    ________________________
                                                    ________________________
                                                    ________________________
                                                    ________________________
                                                    (If you have written in
                                                    the above space, please
                                                    mark the corresponding
                                                    box on the reverse side
                                                    of this card.)

You are encouraged to specify your choices by marking the appropriate boxes,
SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.  The proxies cannot vote your shares unless you sign and return this card.
                                                                  ___________
                                                                 [See Reverse]
                                                                 [    Side   ]
                                                                 [___________]
 _____
[     ] Please mark your             SHARES IN YOUR NAME   REINVESTMENT SHARES
[  X  ] votes as in this
[_____] example.




                   FOR  WITHHELD                        FOR  AGAINST  ABSTAIN
1. Election of    ____    ____   2. Ratify appoint-    ____    ____     ____
   Directors     [    ]  [    ]     ment of auditors. [    ]  [    ]   [    ]
   (see reverse) [____]  [____]                       [____]  [____]   [____]

For, except vote withheld from the following nominee(s):

_______________________________________________________

                                                            Change      ____
                                                              of       [    ]
                                                            Address    [____]

                                                 PLEASE DATE, SIGN, AND RETURN
                                                 IN THE ENCLOSED ENVELOPE --
                                                 NO POSTAGE NECESSARY


SIGNATURES(S) __________________________________________    DATE______________

SIGNATURES(S) __________________________________________    DATE______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.